UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2016

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

The information in this Form 8-K that is furnished under “Item 7.01. Regulation FD” shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

As previously announced, on February 19, 2016, the Company, through its wholly-owned subsidiary Motorola Solutions UK Acquisition Company Limited, a company registered in England and Wales, completed its acquisition (the “Acquisition”) of the entire issued share capital of Guardian Digital Communications Limited, a company registered in England and Wales (“Guardian Limited”), from Guardian Digital Communications Holdings Limited, a company registered in England and Wales. Guardian Limited is the parent company of Airwave Solutions Limited, a company registered in England and Wales (“Airwave”).

Following a determination by the United Kingdom’s Competition and Markets Authority (the “CMA”) that it has jurisdiction to review the Acquisition, on May 5, 2016 the CMA announced the commencement of its formal review of the Acquisition. The CMA now has 40 working days (which expire on July 1, 2016) to determine whether the Acquisition is expected to lead to a substantial lessening of competition in the United Kingdom. The fact of such review does not suggest that the CMA has any substantive concerns in relation to the Acquisition, and Motorola expects that the CMA’s review will conclude positively by the end of the second quarter of 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: May 6, 2016	By:	/s/ Mark S. Hacker
		Name:	Mark S. Hacker
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer